Exhibit 99.1

CERUS ANNOUNCES SPIN-OFF OF IMMUNOTHERAPY BUSINESS

- Cerus to Focus Resources Solely on Blood Safety Business -

CONCORD, Calif. – November 20, 2007 — Cerus Corporation (NASDAQ:CERS) announced today that it has spun-off certain assets that make up its immunotherapy programs, including Cerus’ Listeria and KBMA platform technologies, to a newly-formed independent company financed by a syndicate of leading venture capital firms. Cerus received an equity interest of approximately 15.5% of the new company’s fully diluted equity. Subject to the satisfaction of milestones, Cerus is eligible to receive up to an additional $1.5 million of equity in the new company or, under certain circumstances, in cash. In addition to equity, Cerus is eligible to receive future cash milestone payments of up to in excess of $90 million, as well as royalty payments, if vaccine candidates generated from the transferred assets are successfully developed and commercialized. Cerus is no longer funding operations of the immunotherapy business that has been transferred to the new company. As part of the transaction, David N. Cook, Ph.D. and Thomas W. Dubensky, Ph.D. have joined the new company as CEO and chief scientific officer, respectively. Both were members of Cerus’ executive management team.

“The completion of this transaction allows Cerus to focus organizational and financial resources solely on our core strengths in the blood safety business,” said Claes Glassell, president and chief executive officer, Cerus Corporation. “We remain confident that the immunotherapy programs and technologies that we have transferred to the new company will ultimately prove to represent important advances in the treatment of cancer and infectious diseases. On a personal note, we wish David Cook, Tom Dubensky and the many very capable scientific, clinical and regulatory people associated with our immunotherapy business continued success in their new roles.”

With the spin-off of the immunotherapy business completed, Cerus is now solely focused on commercializing the INTERCEPT Blood System. Both the INTERCEPT platelet and plasma systems have been approved and are being sold in Europe and in other countries that recognize the CE mark. Cerus has worldwide rights to the INTERCEPT Blood System, except in Asia, where Cerus has licensed marketing rights to the platelet and plasma systems to BioOne Corporation. In addition to its direct sales force in Europe, Cerus has engaged country-specific distributors in Spain, Portugal, Greece, Turkey, Kuwait, Russia and other CIS countries. Cerus has conducted Phase III clinical trials of the platelet and plasma systems in the United States and is in early-stage clinical development of a modified red blood cell system.

ABOUT CERUS

Cerus Corporation is a biopharmaceutical company focused on the development and commercialization of the INTERCEPT Blood System®. The INTERCEPT® system is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. The company currently markets the INTERCEPT system for both platelets and plasma in Europe. The company is also in Phase I clinical trials for development of the INTERCEPT system for red blood cells in the United States.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements, including, without limitation, statements related to Cerus’ receipt of future equity and cash milestone and royalty payments and the therapeutic and commercial potential of the immunotherapy programs that have been spun-off to the new company. Words such as “anticipated,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Cerus’ current expectations. Forward-looking statements involve risks and uncertainties. Cerus’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the early stage of development and high risk of failure of the vaccine programs that have been spun-off to the new company. These and other risk factors are discussed under “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Cerus expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

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